Exhibit 10.13

CONFIDENTIAL

Execution Version

SHARE TRANSFER AGREEMENT (this “Agreement”), dated as of December 8, 2017 by and between Tencent Music Entertainment Group, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“TME”), Tencent Music Entertainment Hong Kong Limited, a company incorporated under the laws of Hong Kong and a wholly-owned Subsidiary of TME (“TME Hong Kong” and, together with TME, the “TME Parties”), and Image Frame Investment (HK) Limited, a company incorporated under the laws of Hong Kong and a wholly-owned Subsidiary of Tencent Holdings Limited (“Tencent Hong Kong”).

RECITALS

WHEREAS, concurrently with the execution of this Agreement, TME, TME Hong Kong, Spotify Technology S.A., a public limited company (société anonyme) incorporated under the laws of Luxembourg (“Spotify”), and a wholly-owned Subsidiary of Spotify are entering into a Subscription Agreement, dated as of the date hereof (the “Subscription Agreement”; capitalized terms used herein but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Subscription Agreement), pursuant to which and subject to the terms and conditions set forth therein, among other things, TME Hong Kong has agreed to subscribe for certain common shares of Spotify;

WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, TME wishes to cause TME Hong Kong to, and TME Hong Kong wishes to, transfer to Tencent Hong Kong, and Tencent Hong Kong wishes to acquire, certain common shares of Spotify.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

CLOSING; SHARE TRANSFER

Section 1.01.    Share Transfer. (a) Upon the terms and subject to the conditions of this Agreement, at the Closing, TME agrees to cause TME Hong Kong to, and TME Hong Kong agrees to, transfer, assign and convey 50% of the Acquired Spotify Shares, rounded up to the nearest whole number (the “Spotify Transfer Shares”), to Tencent Hong Kong, free and clear of all Liens, in consideration for US$1 (the “Transfer”).

Section 1.02.    Closing. (a) The closing of the Transfer (the “Closing”) shall take place by electronic exchange of documents concurrently with or immediately following the Subscription Agreement Closing; provided, that if the conditions set forth in Article V are not satisfied or waived at such time, the Closing shall take place as soon as possible, but no later than the tenth (10th) Business Day, after satisfaction or waiver by the applicable party of all of the conditions set forth in Article V (other than those conditions that, by their nature, are to be satisfied at the Closing), or at such other time and place as the parties hereto may mutually agree. The date on which the Closing occurs is referred to herein as the “Closing Date.”

(b)    The “Subscription Agreement Closing” means the “Closing” under the Subscription Agreement.

(c)    At the Closing, TME and TME Hong Kong shall deliver to Tencent Hong Kong (i) if required, an executed copy of a customary instrument of transfer of all of TME Hong Kong’s right, title and interest in and to the Spotify Transfer Shares and (ii) an excerpt from the shareholders’ register of Spotify evidencing the registration of Tencent Hong Kong’s ownership of the Spotify Transfer Shares.

(d)    At the Closing, the Tencent Hong Kong shall deliver to TME Hong Kong US$1.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF TME PARTIES

Each TME Party hereby, jointly and severally, represents and warrants to Tencent Hong Kong as of the date hereof and as of the Closing as follows:

Section 2.01.    Organization. Each TME Party is a company duly formed, validly existing and in good standing under the laws of jurisdiction of organization, and has all requisite power and authority to conduct its business as it is now being conducted.

Section 2.02.    Authority; Binding Effect. Each TME Party has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transfer. The execution, delivery and performance of this Agreement, and the consummation of the Transfer, have been duly authorized by all necessary action on the part of each TME Party, and no other action on the part of any TME Party is required to authorize its execution, delivery and performance hereof, and the consummation of the Transfer. This Agreement has been duly executed and delivered by the TME Parties and, assuming that this Agreement is a valid and binding obligation of Tencent Hong Kong, constitutes the legal, valid and binding obligation of the TME Parties, enforceable against the TME Parties in accordance with its terms, except to the extent enforcement may be subject to (a) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting enforcement of creditors’ rights generally and (b) equitable limitations on the availability of specific remedies (whether considered in a proceeding in equity or at Law).

Section 2.03.    Title to Spotify Transfer Shares; Conveyance. Assuming the valid issuance of the Acquired Spotify Shares by Spotify to TME Hong Kong at the Subscription Agreement Closing pursuant to the terms and conditions of the Subscription Agreement, TME Hong Kong will be until immediately prior to the Closing, be the record and beneficial owner of the Spotify Transfer Shares, and have good and valid title to the Spotify Transfer Shares, free and clear of all Liens. At the Closing, TME Hong Kong will transfer to Tencent Hong Kong good and valid title to the Spotify Transfer Shares, free and clear of all Liens.

Section 2.04.    No Violation; Consents and Approvals. (a) The execution and delivery of this Agreement by the TME Parties and the consummation by the TME Parties of the Transfer will not (i) conflict with or violate the organizational documents of TME or any of its Subsidiaries (assuming the approval of the Transfer by TME shareholders holding at least 66.7% of the issued and outstanding TME Shares), (ii) conflict with or violate any Laws applicable to TME or any of its Subsidiaries or by or to which its properties or assets are bound or are subject, or (iii) result in any breach of, constitute a default (or an event that with notice or lapse of time, or both, would constitute a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a Lien on any of the properties or assets of TME or any of its Subsidiaries under, any material Contract to which TME or any of its Subsidiaries is a party or by or to which its properties or assets are bound or subject, in each case that would impair any TME Party’s ability to perform its obligations hereunder or to consummate the Transfer.

(b)    The execution and delivery of this Agreement by the TME Parties does not, and the performance by the TME Parties of this Agreement and the consummation of the Transfer will not, require any TME Party to make any filing with, obtain any permit, authorization, consent or approval of, or given any notice to (“Consents”), any Governmental Body, or any third party.

Section 2.05.    Brokers. Neither TME nor any of its Subsidiaries has entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other firm or Person to any brokers’ or finders’ fee or any other commission or similar fee in connection with the Transfer.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF TENCENT HONG KONG

Tencent Hong Kong hereby represents and warrants to the TME Parties as of the date hereof and as of the Closing as follows:

Section 3.01.    Organization. Tencent Hong Kong is a company duly formed, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all requisite power and authority to conduct its business as it is now being conducted.

Section 3.02.    Authority; Binding Effect. Tencent Hong Kong has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transfer. The execution, delivery and performance of this Agreement and the consummation of the Transfer have been duly authorized by all necessary company action on the part of Tencent Hong Kong, and no other company action on the part of Tencent Hong Kong is required to authorize its execution, delivery and performance hereof, or its consummation of the Transfer. This Agreement has been duly executed and delivered by Tencent Hong Kong and, assuming that this Agreement is a valid and binding obligation of each of the other parties hereto, constitutes the legal, valid and binding obligation of Tencent Hong Kong, enforceable against Tencent Hong Kong in accordance with its terms, except to the extent enforcement may be subject to (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting enforcement of creditors’ rights generally and (ii) equitable limitations on the availability of specific remedies (whether considered in a proceeding in equity or at Law).

Section 3.03.    No Violation, Consents and Approvals. (a) The execution and delivery of this Agreement by Tencent Hong Kong does not, and the performance of this Agreement by Tencent Hong Kong and the consummation of the Transfer will not, (i) conflict with or violate the organizational documents of Tencent Hong Kong, (ii) conflict with or violate any Laws applicable to Tencent Hong Kong or by or to which any of its properties or assets are bound or subject, or (iii) assuming receipt of the approval referred to in Section 2.04, result in any breach of, constitute a default (or an event that with notice or lapse of time or both would constitute a material default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a Lien on any of the properties or assets of Tencent Hong Kong under, any material Contract to which Tencent Hong Kong is a party or by or to which Tencent Hong Kong or any of its properties or assets are bound or subject, in each case that would impair Tencent Hong Kong’s ability to perform its obligations hereunder or to consummate the Transfer.

(b)    The execution and delivery of this Agreement by Tencent Hong Kong does not, and the performance by Tencent Hong Kong of this Agreement and the consummation of the Transfer will not, require Tencent Hong Kong to obtain any Consents from any Governmental Body or any third party.

Section 3.04.    Nature of Investment. (a) Tencent Hong Kong is acquiring the Spotify Transfer Shares as principal for their own account for investment purposes only and not with a view to distributing or reselling the Spotify Transfer Shares.

(b)    Tencent Hong Kong is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”). Tencent Hong Kong, either alone or together with its representatives, have such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the investment in the Spotify Transfer Shares and have so evaluated the merits and risks of such investment. Tencent Hong Kong is able to bear the economic risk of an investment in the Spotify Transfer Shares and, at the present time, is able to afford a complete loss of such investment.

(c)    Tencent Hong Kong is not purchasing the Spotify Transfer Shares as a result of any advertisement, article, notice or other communication regarding the Spotify Transfer Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(d)    Tencent Hong Kong understands and acknowledges that (i) the Spotify Transfer Shares are being offered and sold without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act, (ii) the availability of such exemption depends in part on, and TME will rely upon the accuracy and truthfulness of, the foregoing representations and Tencent Hong Kong hereby consents to such reliance, and (iii) the Spotify Transfer Shares are “restricted securities” for purposes of the Securities Act and rules thereunder and may not be resold without registration under the Securities Act or an exemption therefrom, and the certificates representing such shares will bear a restrictive legend to such effect.

Section 3.05.    Brokers. Tencent Hong Kong has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other firm or Person to any brokers’ or finders’ fee or any other commission or similar fee in connection with the Transfer that would be payable by TME or any of its Subsidiaries.

ARTICLE IV

COVENANTS

Section 4.01.    Reasonable Best Efforts. Upon the terms and subject to the conditions of this Agreement, the parties hereto agree to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the Transfer as promptly as practicable. In furtherance of the foregoing, at or prior to the Closing, the parties agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary in order to consummate or implement expeditiously the Transfer.

Section 4.02.    Further Assurances. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement or the Transfer, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as the other party may reasonably request.

Section 4.03.    Certain Indemnification Matters. (a) If TME has, receives or becomes aware of any claim, or threatened or potential claim, for indemnification under Article VII of the Subscription Agreement, TME shall promptly notify Tencent Hong Kong and cooperate with Tencent Hong Kong in connection therewith, including to maximize the joint recovery of TME and Tencent Hong Kong in any claim against Spotify, and shall pay to Tencent Hong Kong the product of (i) the total recovery received by TME under the Subscription Agreement multiplied by (ii) a fraction, the numerator of which is the number of the Spotify Transfer Shares and the denominator of which is the number of the Acquired Spotify Shares.

(b)    If TME is entitled under Section 7.05(a) of the Subscription Agreement to elect the manner in which Spotify must satisfy its indemnification obligations, TME shall not make such election without consulting with Tencent Hong Kong and obtaining Tencent Hong Kong’s prior written consent to such election.

ARTICLE V

CLOSING CONDITIONS

Section 5.01.    Mutual Conditions to the Obligations of the Parties. The respective obligations of each party hereto to consummate the Transfer are subject to the satisfaction or, to the extent permitted by applicable Law, waiver, at or prior to the Closing, of the following condition:

(a)    No Injunctions or Legal Prohibitions. No temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by a court of competent jurisdiction which prevents the consummation of the Transfer shall have been issued after the date hereof and remain in effect, and no statute, rule or regulation shall have been enacted, promulgated or enforced by any Governmental Body after the date hereof which makes the consummation of the Transfer illegal; provided, that the parties hereto shall use their reasonable best efforts to have any temporary or preliminary order or injunction lifted.

(b)    Subscription Agreement Closing. The Subscription Agreement Closing shall have occurred in accordance with the Subscription Agreement, and TME Hong Kong shall have been duly issued the Acquired Spotify Shares by Spotify.

(c)    Notice of Transfer. TME shall have given Spotify notice pursuant to the TME Investor Agreement of the transfer of the Spotify Transfer Shares contemplated by this Agreement, and the notice period under Section 2.04 of the TME Investor Agreement shall have lapsed or shall have been waived by Spotify.

(d)    Shareholder Approval. The required approval of the shareholders of TME with respect to this Agreement and the Transfer shall have been obtained in accordance with the Restated Articles and the Shareholders Agreement.

Section 5.02.    Conditions to the Obligations of Tencent Hong Kong. The obligation of Tencent Hong Kong to consummate the Transfer is subject to the satisfaction at or prior to the Closing of the following conditions (unless waived by Tencent Hong Kong):

(a)    Representations and Warranties. The representations and warranties of the TME Parties contained in Article II that are qualified as to materiality shall be true and correct in all respects, and such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case, as of the date when made and at and as of the Closing Date, as though such representations and warranties were made at and as of such date.

(b)    Performance. The TME Parties shall have performed and complied with, in all material respects, all covenants and agreements required by this Agreement to be performed or complied with by the TME Parties on or prior to the Closing Date.

Section 5.03.    Conditions to the Obligations of the TME Parties. The obligation of the TME Parties to consummate the Transfer is subject to the satisfaction at or prior to the Closing of the following conditions (unless waived by TME):

(a)    Representations and Warranties. The representations and warranties of Tencent Hong Kong contained in Article III that are qualified as to materiality shall be true and correct in all respects, and such representations and warranties as are not so qualified shall be true and correct in all material respects, as of the date when made and at and as of the Closing Date, as though such representations and warranties were made at and as of such date.

(b)    Performance. Tencent Hong Kong shall have performed and complied with, in all material respects, all agreements, conditions, covenants and obligations required by this Agreement to be performed or complied with by Tencent Hong Kong on or prior to the Closing Date.

ARTICLE VI

TERMINATION

Section 6.01.    Termination. This Agreement may be terminated and the Transfer may be abandoned at any time prior to the Closing:

(a)    by mutual written agreement of Tencent Hong Kong and TME;

(b)    at any time on or after January 31, 2018 (the “Termination Date”), by Tencent Hong Kong, on the one hand, or by TME, on the other hand, by giving written notice of such termination to the other party or parties, if the Closing shall not have occurred on or prior to the Termination Date and if the failure to consummate the Closing by the Termination Date is not the result of any breach of this Agreement by the party or parties seeking to terminate this Agreement; or

(c)    automatically upon the effective termination of the Subscription Agreement in accordance with its terms.

Section 6.02.    Effect of Termination. In the event of the termination of this Agreement in accordance with Section 6.01 hereof, this Agreement shall thereafter become void and have no effect and the Transfer shall be abandoned, and no party hereto shall have any liability to the other party hereto or their respective affiliates, directors, officers or employees, except for the obligations of the parties hereto contained in this Section 6.02 and the provisions of Article VII, and except that nothing herein will limit or restrict the rights or remedies of any party hereto against the other parties for any willful and material breach of this Agreement arising prior to termination.

ARTICLE VII

MISCELLANEOUS

Section 7.01.    Notices. All notices, demands or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended, if delivered by registered or certified mail, return receipt requested, or by a national courier service, or if sent by facsimile (with receipt of confirmation of delivery), to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

To any TME Party:

Tencent Music Entertainment Group

7F, China Technology Trade Center

NO.66 North 4th Ring West Road

Hai Dian District, Beijing

P.R.China 100080

Attention:    Hsiang Zhao

E-mail:        [             ]

To Tencent Hong Kong:

c/o Tencent Holdings Limited

Level 29, Three Pacific Place

1 Queen’s Road East

Wanchai, Hong Kong

Attention: Compliance and Exchange Department

Email: [            ]

With a copy to (which shall not constitute notice):

Tencent Building, Keji Zhongyi Avenue

Hi-tech Park, Nanshan District

Shenzhen 518057, PRC

Attention: Mergers and Acquisitions Department

Email: [            ]

and

Davis Polk & Wardwell

The Hong Kong Club Building

3A Chater Road, 18/F

Hong Kong

Attn:   Miranda So

Fax:    852 2533 1773

Email: [                    ]

Any such notification shall be deemed delivered (i) upon receipt, if delivered personally, (ii) on the next business day, if sent by national courier service for next business day delivery or (iii) the business day on which confirmation of delivery is received, if sent by facsimile.

Section 7.02.    Extension; Amendment; Waiver. At any time prior to the Closing Date, either party may extend the time for performance of any of the obligations or other acts of the other party. Neither this Agreement nor any provision hereof may be amended or waived other than by a written instrument (including a writing evidenced by e-mail) signed, in the case of an amendment, by all of the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 7.03.    Time of Essence. Each of the parties hereto hereby agrees that, with regard to all dates and time periods set forth in this Agreement, time is of the essence.

Section 7.04.    Assignment. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto; provided, however, that Tencent Hong Kong may assign its rights or obligations with respect to the Spotify Transfer Shares to any Affiliate of Tencent Hong Kong.

Section 7.05.    Entire Agreement. This Agreement and the agreements referenced herein contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

Section 7.06.    Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto, or their respective successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

Section 7.07.    Expenses. Whether or not the Transfer is consummated, all costs and expenses incurred in connection with this Agreement and the Transfer shall be borne by the party incurring such expenses.

Section 7.08.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of Hong Kong, without giving effect to the conflicts of law principles thereof.

Section 7.09.    Disputes. Any dispute, controversy or claim arising out of, or in connection with, this Agreement shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (HKIAC) under the HKIAC Administered Arbitration Rules in force when the notice of arbitration is submitted. The arbitration tribunal shall consist of three arbitrators to be appointed according to the HKIAC Administered Arbitration Rules. The seat and place of the arbitration shall be Hong Kong and the language of the arbitration shall be English.

Section 7.10.    Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

Section 7.11.    Counterparts. This Agreement may be executed in one or more counterparts (including by means of e-mail), each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

Section 7.12.    Descriptive Headings; Interpretation.

(a)    The heading references herein and in the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(b)    The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(c)    The word “including” shall mean including, without limitation, and the words “include” and “includes” shall have corresponding meanings.

(d)    “Liens” means mean any mortgage, lien, deed of trust, pledge, charge, hypothecation, security interest, easement, encumbrance, encroachment, servitude, option, right of first refusal, right of first offer, adverse ownership claim, restriction on transfer of title or voting or similar restrictions, whether imposed by Contract, Law, equity or otherwise, except for (i) restrictions on transfer generally arising under applicable securities Laws and (ii) with respect to any Lien on the Spotify Transfer Shares, the restrictions set forth in the TME Investor Agreement and the articles of association of Spotify.

(e)    The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

Section 7.13.    No Construction Against Draftsperson. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

Section 7.14.    Specific Performance. The parties recognize, acknowledge and agree that the breach or violation of this Agreement by a party would cause irreparable damage to the other party or parties and that none of the parties has an adequate remedy at Law. Each party shall therefore be entitled, in addition to any other remedies that may be available, to obtain specific performance of the terms of this Agreement, and appropriate injunctive relief may be applied for and granted in connection therewith. A party seeking an order or injunction to prevent breaches of this Agreement or to enforce specifically the terms and provisions hereof shall not be required to provide, furnish or post any bond or other security in connection with or as a condition to obtaining any such order or injunction, and each party hereby irrevocably waives any right it may have to require the provision, furnishing or posting of any such bond or other security. If any action is brought by any party to enforce this Agreement, the other parties shall waive the defense that there is an adequate remedy at Law.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed as of the date first written above.

TENCENT MUSIC ENTERTAINMENT GROUP

By:	/s/ PANG Kar Shun Cussion
Name:	PANG Kar Shun Cussion
Title:	Authorized Signatory

TENCENT MUSIC ENTERTAINMENT HONG KONG LIMITED

By:	/s/ PANG Kar Shun Cussion
Name:	PANG Kar Shun Cussion
Title:	Authorized Signatory

IMAGE FRAME INVESTMENT (HK) LIMITED

By:	/s/ Ma Huateng
Name:	Ma Huateng
Title:	Authorized Signatory

[Signature Page to Share Transfer Agreement]